UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Harbor Way, 3rd Floor South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2020, the Board of Directors (the “Board”) of Akero Therapeutics, Inc. (the “Company”) unanimously appointed Tomas J. Heyman to fill a vacancy on the Board. Mr. Heyman will serve as a Class III director until his term expires at the 2022 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders.

Mr. Heyman most recently was the President of Johnson & Johnson Development Corporation, the corporate venture capital group of Johnson & Johnson, from April 2015 until September 2019. He also served as the Global Head of Business Development, Pharmaceuticals Group of Janssen Global Services, LLC from March 1992 to March 2015, and served as the CEO of Janssen Pharmaceutica NV in Belgium from November 2008 to November 2016. He currently serves on the board of directors of IMEC VZW in Belgium. Mr. Heyman received his Master of Law degree from Katholieke Universiteit Leuven in Belgium. He continued with post-graduate studies in International Law in Geneva, Switzerland, and post-graduate studies in Business Management at the University of Antwerp in Belgium.

The Board has determined that Mr. Heyman meets the independence standards adopted by the Board in compliance with the Nasdaq Capital Market corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Heyman does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Heyman and any other person pursuant to which he was appointed as a director of the Company.

As a non-employee director, Mr. Heyman will receive cash compensation paid by the Company pursuant to its non-employee director compensation program. In addition, under the Company’s director compensation program, upon his election as a director, Mr. Heyman was granted an option on June 9, 2020 to purchase 26,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price of $25.04. This option vests in equal monthly installments over three years until fully vested on the third (3rd) anniversary of the grant date, subject to the continued service of Mr. Heyman on the Board.

Also in connection with his election to the Board, Mr. Heyman will enter in to the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231747) filed with the Securities and Exchange Commission on May 24, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Heyman for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2020	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer